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                                                                    Exhibit 3(c)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                            BROWN-FORMAN CORPORATION

                                      INTO

                               BROWN-FORMAN INC.

       Brown-Forman Inc., a corporation organized and existing under the laws of Delaware,

       DOES HEREBY CERTIFY:

       FIRST: That this corporation was incorporated on the 19th day of October, 1933, pursuant to the General Corporation Law of the State of Delaware.

       SECOND: That this corporation owns all the outstanding shares of the stock of Brown-Forman Corporation, a corporation incorporated on the 25th day of August, 1956, pursuant to the laws of the State of Tennessee.

       THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 22nd of May, 1987, determined to merge into itself said Brown- Forman Corporation:

       RESOLVED; WHEREAS, This corporation owns all the issued and outstanding shares of Brown-Forman Corporation, a Tennessee corporation, and

       WHEREAS, The Board of Directors deems it in the best interests of this corporation to merge into itself Brown-Forman Corporation;

       IT IS HEREBY RESOLVED, That Brown-Forman Inc. merge with its subsidiary, Brown-Forman Corporation, and assume all of said subsidiary's liabilities and obligations, effective as of July 21, 1987 (the "Effective Date"); and
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       FURTHER RESOLVED, That, as part of such merger, Brown-Forman Inc. shall be the surviving corporation; and

       FURTHER RESOLVED, Brown-Forman Inc. shall change its name to Brown-Forman Corporation as of the Effective Date; and

       FURTHER RESOLVED, That the officers of Brown- Forman Inc. be and hereby are directed to execute, file and record all documents including a Certificate of Ownership and Merger and take all other actions necessary to effect the foregoing resolutions so that they shall be effective on the Effective Date.

       IN WITNESS WHEREOF, said Brown-Forman Inc. has caused this certificate to be signed by W. L. Lyons Brown, Jr., its Chairman of the Board of Directors, and attested by John S. Moremen, its Secretary, this 23d day of July, 1987.


                                      BROWN-FORMAN INC.


                                      By /s/ W.L. Lyons Brown, Jr.
                                         -------------------------------
                                           Chairman of the Board
                                                of Directors



ATTEST:


By:    /s/ John S. Moremen
       ---------------------------
            Secretary